Exhibit 10.26

SETTLEMENT AGREEMENT AND RELEASE

This Confidential Settlement Agreement and Release (this “Agreement”) is entered into as of July 1, 2019 by and between JORDAN HOFFNER (“CLAIMANT”) and SALON MEDIA GROUP, INC. (“COMPANY”). Collectively, Claimant and Company shall be referred to as the “Parties”.

BACKGROUND

WHEREAS Claimant was employed by Company pursuant to an Employment Agreement dated June 9, 2016, which is incorporated herein by reference; and

WHEREAS Claimant is a former employee of Company; and

WHEREAS The Parties wish to resolve any claim by Claimant against Company and all other existing differences completely and amicably, without litigation. Claimant acknowledges that the payment to him under this Agreement is being made for the sole purpose of avoiding the uncertainties, vexations and expense of litigation pursuant to a mutual understanding;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Claimant and Company hereby agree as follows:

AGREED TERMS

1. Payment by Company. Company will pay Claimant the total sum of Thirty Thousand dollars ($30,000.00) (the “Settlement Payment”) as provided herein, which Settlement Payment shall be made to Claimant on the earlier of (i) 2 business days after the Closing of that certain Asset Purchase Agreement dated March 6, 2019 between the Company and Salon.com, LLC and (ii) December 31, 2019 (the “Payment Date”) via check made out to “Jordan Hoffner”.

The Parties acknowledge and agree they are solely responsible for paying any attorneys’ fees and costs they incurred and that neither Party nor its attorney(s) will seek any award of attorneys’ fees or costs from the other Party.

Claimant acknowledges that, upon receipt of the Settlement Payment, Claimant will have been paid all wages, severance, all unreimbursed business expenses, and all accrued but unused vacation pay due and owing to Claimant as of the date of this Agreement, and Claimant waives any additional claims for unpaid salary or wage amounts, unreimbursed business expenses, and accrued but unused vacation pay.

2. Taxes. Claimant shall be solely responsible for, and is legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by him to any federal, state, local, or regional taxing authority as a result of the Settlement Payment. Claimant understands that Company has not made, and Claimant acknowledges and agrees and that he is not relying upon, any representations regarding the tax treatment of the sums paid pursuant to this Agreement. Moreover, Claimant agrees to indemnify and hold Company harmless in the event that any governmental taxing authority asserts against Company any claim for unpaid taxes, failure to withhold taxes, penalties, or interest based upon the payment of the Settlement Payment.

Employment Settlement and Release

Jordan Hoffner

3. Mutual Release. The Parties, on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, hereby release and discharge the other Party, together with their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns and successors in interest, and all persons acting by, through, under or in concert with them, and each of them, from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, wages, medical costs, pain and suffering, mental anguish, emotional distress, expenses (including attorneys’ fees and costs actually incurred except as expressly provided herein), and punitive damages, of any nature whatsoever, known or unknown (collectively, “Claims”), which either Party has, or may have had, against the other Party, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions related to or arising from:

(a)     the dispute;

(b)     an agreement between the Parties;

(c)     the Claimant’s employment by the Company or the termination of such employment relationship;

(c)     any other matter between the Parties; and/or

(d)     any claims under federal, state, or local law, rule or regulation.

This Agreement resolves any claim for relief that could have been alleged, no matter how characterized, including, without limitation, compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, damages for humiliation and embarrassment, punitive damages, costs and attorney's fees related to or arising from the Employment Agreement and term of employment.

Notwithstanding the foregoing, this release shall not affect the rights of either Party under this Agreement, or any other agreement into which the Parties may enter on or after the date of this Agreement, which shall expressly survive and shall in no way be released or impaired by the provisions of this Agreement. In addition, this Agreement shall not release affect the Claimant’s right to receive any distributions from the Claimant’s vested account under the Salon Media Group, Inc. 401K Plan or his right to elect continuation of group health, dental and/or vision insurance coverage at the Claimant’s sole cost, pursuant to the Consolidated Omnibus Budget Reconciliation Act or 1986 (as codified in Section 4980B of the Internal Revenue Code of 1986, as amended, and Sections 602 through 606 of the Employee Retirement Income Security Act of 1974, as amended) or any similar state statute.

Employment Settlement and Release

Jordan Hoffner

4. Employment Releases. Without limiting the generality of the foregoing, Claimant specifically and expressly releases any Claims against Company and the other releasees occurring prior to the Effective Date of this Agreement arising out of or related to violations of any federal or state employment discrimination law, including the California, Fair Employment and Housing Act, the California Family Rights Act, the California Government Code, the California Labor Code, section 17200 et seq. of the California Business and Professionals Code, Title 8,section 11000 of the California Code of Regulations, any Industrial Welfare Commission Order, Executive Order 11141, the Age Discrimination In Employment Act, Title VII of the Civil Rights Act of 1964, 29 U.S.C. §1981 et. seq., the Americans With Disabilities Act, the National Labor Relations Act, the Fair Labor Standards Act, the Equal Pay Act, the Rehabilitation Act of 1974, the Employee Retirement Income Security Act of 1974, as well as Claims arising out of or related to breach of contract, express or implied, any covenant of good faith and fair dealing, express or implied, fraud, misrepresentation, common counts, unfair competition, unfair business practices, negligence, defamation, infliction of emotional distress, invasion of privacy, assault, battery, false imprisonment, wrongful termination, and any other state, local or federal law, rule, or regulation.

The Claimant acknowledges that he is familiar with the provisions of California Civil Code section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Claimant, being aware of said Civil Code section, hereby agrees that by executing this Settlement Agreement and Release he expressly waives any rights he may have under California Civil Code section 1542, as well as under any statutes or common law principles of similar effect of any other jurisdiction.

5. Work Related Claims. Claimant agrees, covenants, and represents that he has not suffered any work-related injuries while employed by Company, that Claimant has no intention to file any claim for workers’ compensation benefits of any type against Company, and that Claimant will not file or attempt to file any claims for workers’ compensation benefits of any type against Company.

6. Older Worker’s Benefit Protection Act.

A.

This Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 (the “OWBPA”). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act (“ADEA”) unless the waiver is knowing and voluntary. Pursuant to the terms of the OWBPA, Claimant acknowledges and agrees that he has been advised by by the Company to consult with an attorney before executing this Agreement and that he has executed this Agreement voluntarily, and with full knowledge of its consequences.

Employment Settlement and Release

Jordan Hoffner

B.

In addition, Claimant hereby acknowledges and agrees that: (a) this Agreement has been written in a manner which Claimant fully understands; (b) the release provisions of this Agreement apply to any rights Claimant may have under the ADEA, including the right to file a lawsuit against Company for age discrimination; (c) the release provisions of this Agreement do not apply to any rights or claims that Claimant may have under the ADEA that arise after the date that you execute this Agreement; (d) Company does not have a preexisting duty to pay the severance and other payments identified in this Agreement; (e) Claimant has the right to consult with an attorney prior to executing this Agreement; (f) Claimant will have a period of 21 days in which to consider the terms of this Agreement prior to its execution; and (g) Claimant will have a period of seven days after execution of this Agreement in which to revoke this Agreement. Claimant further understands that this Agreement shall not become effective until expiration of this seven-day period (the “Effective Date”).

7. No Outstanding or Known Future Claims/Causes of Action. Each Party affirms that it has not filed with any governmental agency or court any type of action or report against the other Party, and currently knows of no existing act or omission by the other Party that may constitute a claim or liability excluded from the release in paragraph 3 above.

8. Acknowledgment of Settlement. The Parties, as broadly described in paragraph 3 above, acknowledge that (i) the consideration set forth in this Agreement, which includes, but is not limited to, the Settlement Payment, is in full settlement of all claims or losses of whatsoever kind or character that they have, or may ever have had, against the other Party, as broadly described in paragraph 3 above, including the Employment Agreement; and (ii) by signing this Agreement, and accepting the consideration provided herein and the benefits of it, they are giving up forever any right to seek further monetary or other relief from the other Party, as broadly described in paragraph 3 above, for any acts or omissions up to and including the Effective Date of this Agreement. Notwithstanding the foregoing, nothing herein or this Settlement Agreement and Release shall limit or impede the Claimant’s right to participate in any investigation or proceedings by any local, state or federal agency or to engage in any activities protected under whistleblower statutes but the Claimant agrees that, if he or anyone acting on his behalf brings any claim, charge, action or liability concerning or relating to any claim, charge, action or liability released, the Claimant hereby waives any right to, and will not be entitled to, any payments, monies, or damages from the Company or any other releasee referenced in paragraph 3, above, in connection therewith.

9. No Admission of Liability. The Parties acknowledge that the Settlement Payment was agreed upon as a compromise and final settlement of disputed claims and that payment of the Settlement Payment is not, and may not be construed as, an admission of liability by Company and is not to be construed as an admission that Company engaged in any wrongful, tortious or unlawful activity. Company specifically disclaims and denies (a) any liability to Claimant and (b) engaging in any wrongful, tortious or unlawful activity.

10. Cooperation. Claimant further agrees to execute any and all documents as may be reasonably necessary from time to time in order to allow Company to transact business. Claimant also agrees and covenants to turn over possession, custody, and control of all property, including, but not limited to, books, records, accounts, real property, whether owned or leased, personal property, accounts, inventory, work-in-process, equipment, furniture, fixtures, and intellectual property, of Company to the CFO of Company.

Employment Settlement and Release

Jordan Hoffner

11. Non-Disparagement. The Parties agree that, unless required to do so by legal process, neither Party will not make any disparaging statements or representations, either directly or indirectly, whether orally or in writing, by word or gesture, to any person whatsoever, about the other Party or his/her/its spouse, attorneys, representatives or affiliates, or any of its directors, officers, employees, attorneys, agents, or representatives.

For purposes of this paragraph, a disparaging statement or representation is any communication which, if publicized to another, would cause or tend to cause the recipient of the communication to question the business condition, integrity, competence, good character, or product quality of the person or entity to whom the communication relates.

12. Consulting Services. Company may wish to engage the services of Claimant as a consultant. In such instance, Company and Claimant would enter into a consulting agreement, which shall be separate and apart from this Agreement, to determine the terms and conditions of the consulting arrangement.

13. Agreement is Legally Binding. The Parties intend this Agreement to be legally binding upon and shall inure to the benefit of each of them and their respective successors, assigns, executors, administrators, heirs and estates. Moreover, the persons and entities referred to in paragraph 3 above, but not a Party, are third-party beneficiaries of this Agreement.

14. Entire Agreement. The recitals set forth at the beginning of this Agreement are incorporated by reference and made a part of this Agreement. This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter hereof. Furthermore, no modification of this Agreement shall be binding unless in writing and signed by each of the Parties hereto.

15. New or Different Facts: No Effect. Except as provided herein, this Agreement shall be, and remain, in effect despite any alleged breach of this Agreement or the discovery or existence of any new or additional fact, or any fact different from that which either Party now knows or believes to be true. Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or constitute, a release of any Party’s rights to enforce the terms of this Agreement.

16. Interpretation. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

The headings within this Agreement are purely for convenience and are not to be used as an aid in interpretation. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement.

Employment Settlement and Release

Jordan Hoffner

17. Confidentiality of Agreement. Subject to the Permissible Disclosures set forth in paragraph 8 of this Agreement or as otherwise may be required by law or court order (provided the disclosing Party uses reasonable efforts to give the other Party notice of such disclosure), the Parties expressly understand and agree that this Agreement and its contents (including, but not limited to, the fact of payment and the amounts to be paid hereunder) shall remain CONFIDENTIAL and shall not be disclosed to any third party whatsoever, except the Parties’ counsel, accountants, financial advisors, tax professionals retained by them, any federal, state, or local governmental taxing or regulatory authority, and the Parties’ management, officers and Board of Directors, and except as required by law or order of court. Any person identified in the preceding sentence to whom information concerning this Agreement is disclosed is bound by this confidentiality provision and the disclosing party shall be liable for any breaches of confidentiality by persons to whom he/she/it has disclosed information about this Agreement in accordance with this paragraph. Nothing contained in this paragraph shall prevent any Party from stating that the Parties have “amicably resolved all differences,” provided, however, that in so doing, the Parties shall not disclose the fact or amount of any payments made or to be made hereunder and shall not disclose any other terms of this Agreement or the settlement described herein. If any subpoena, order or discovery request (the “Document Request”) is received by any of the Parties hereto calling for the production of the Agreement, such Party shall promptly notify the other Party hereto prior to any disclosure of same. In such case, the subpoenaed Party shall: (a) make available as soon as practicable (and in any event prior to disclosure), for inspection and copying, a copy of the Agreement it intends to produce pursuant to the Document Request unless such disclosure is otherwise prohibited by law; and (b) and, to the extent possible, shall not produce anything in response to the Document Request for at least ten (10) business days following such notice. If necessary, the subpoenaed Party shall take appropriate actions to resist production, as permitted by law, so as to allow the Parties to try to reach agreement on what shall be produced. This paragraph is a material part of this Agreement.

18. Governing Law and Choice of Forum. This Agreement is made and entered into within and shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of laws.

Should a dispute arise concerning this Agreement or its performance, such dispute shall first be resolved by binding arbitration administered by the American Arbitration Association under its commercial dispute resolution rules. If arbitration is initiated, the arbitration shall be held in San Francisco, California.

If court action is thereafter necessitated to enforce this Agreement, it shall be brought in the San Francisco County (California) Circuit Court.

19. Reliance on Own Counsel. In entering into this Agreement, the Parties acknowledge that they have relied upon the legal advice of their respective attorneys, who are the attorneys of their own choosing, that such terms are fully understood and voluntarily accepted by them, and that, other than the consideration set forth herein, no promises or representations of any kind have been made to them by the other Party. The Parties represent and acknowledge that in executing this Agreement they did not rely, and have not relied, upon any representation or statement, whether oral or written, made by the other Party or by that other Party’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

Employment Settlement and Release

Jordan Hoffner

20. Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Authority to Execute Agreement. By signing below, each Party warrants and represents that the person signing this Agreement on its behalf has authority to bind that Party and that the Party’s execution of this Agreement is not in violation of any By-law, covenants and/or other restrictions placed upon them by their respective entities.

22. Effective Date. The terms of the Agreement will be effective as described in paragraph 6(B) above (the “Effective Date”).

(INTENTIONALLY LEFT BLANK)

Employment Settlement and Release

Jordan Hoffner

READ THE FOREGOING DOCUMENT CAREFULLY. IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto has caused this Agreement to be executed as of the date(s) set forth below.

___________________________________

Jordan Hoffner

Dated:

___________________________________

for SALON MEDIA GROUP, INC.

Title: Chairman and acting Chief Executive Officer

Dated:     July 1, 2019

ACKNOWLEDGMENT AND AGREEMENT

I HAVE READ THE FOREGOING AGREEMENT AND ACCEPT AND AGREE TO ALL OF THE PROVISIONS CONTAINED THEREIN, AND HEREBY EXECUTE IT VOLUNTARILY, WITH FULL UNDERSTANDING OF ITS CONSEQUENCES. I FURTHER ACKNOWLEDGE AND UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IF THIS LETTER AGREEMENT IS SIGNED BEFORE THE 21-DAY REVIEW PERIOD EXPIRES, I ACKNOWLEDGE AND AGREE THAT I HAVE VOLUNTARILY WAIVED THE REVIEW PERIOD.

Jordan Hoffner	Date

Employment Settlement and Release

Jordan Hoffner